Exhibit 99.1

Genesee & Wyoming Reports Results for the First Quarter of 2013

GREENWICH, Conn.--(BUSINESS WIRE)--May 1, 2013--Genesee & Wyoming Inc. (G&W) (NYSE: GWR)

First Quarter Highlights

  Adjusted diluted earnings per common share (EPS) of $0.87, adjusted primarily to exclude the retroactive benefit of the 2012 short line tax credit ($0.72 per share) and RailAmerica integration costs ($0.14 per share); Reported diluted EPS of $1.46. (1)
  Total operating revenues increased 80.9% to $375.2 million.
  Combined Company same railroad operating revenues increased 7.6%. (2)
  Adjusted income from operations increased 93.5% to $87.3 million; Reported operating income of $76.2 million. (3)
  Adjusted operating ratio of 76.7% (adjusted primarily to exclude RailAmerica integration costs); Reported operating ratio of 79.7%. (3)

Jack Hellmann, President and CEO of G&W, commented, “The first quarter of 2013 was the first full reporting period in which G&W’s consolidated results included the former RailAmerica railroads. We moved quickly to integrate the new operations and are pleased to report financial results in-line with our acquisition plan. Despite revenue weakness from Canadian winter wheat exports and certain North American steel shipments, we managed our operating costs well and reported an adjusted operating ratio of 76.7%, 230 basis points better than last year. Normalizing for several items such as the benefit of the U.S. short line tax credit, RailAmerica integration costs, as well as the impact of last year’s Edith River Bridge washout in Australia, G&W’s adjusted earnings per share increased nearly 40% in the first quarter of 2013.”(1)

“In Australia, shipments of iron ore from a new mine continued to grow, a trend that we expect to be further supported by the expansion of our existing narrow gauge iron ore service starting in the second quarter of 2013. In the United States, we experienced higher lumber and forest products shipments due to a stronger U.S. housing market as well as significant growth in crude-by-rail shipments on both the West Coast and the Gulf Coast. With the integration of RailAmerica operations now largely complete, we are focused on new commercial development, further reducing the expenses of the combined company, as well as carefully evaluating several new investment opportunities.”

Financial Results

G&W reported net income in the first quarter of 2013 of $82.7 million, compared with net income of $22.2 million in the first quarter of 2012. Excluding the impact of certain significant items discussed below, G&W's adjusted net income in the first quarter of 2013 was $48.9 million, compared with adjusted net income of $25.0 million in the first quarter of 2012. (1)

G&W's reported diluted EPS in the first quarter of 2013 were $1.46 with 56.5 million weighted average common shares outstanding, compared with diluted EPS of $0.52 with 43.1 million weighted average common shares outstanding in the first quarter of 2012. Excluding the significant items discussed below, G&W's adjusted diluted EPS in the first quarter of 2013 were $0.87 with 56.5 million weighted average common shares outstanding, compared with adjusted diluted EPS of $0.58 with 43.1 million weighted average shares outstanding in the first quarter of 2012. (1)

In the first quarter of 2013 and 2012, G&W's results included certain significant items that are set forth in the following table ($ in millions, except per share amounts).

			Diluted
	Income/	After-Tax Net	Earnings/
	(Loss)	Income/	(Loss) Per
	Before Taxes	(Loss)	Common
	Impact	Impact	Share Impact
Q1 2013
Retroactive Short Line Tax Credit for 2012	$-	$41.0	$0.72
RailAmerica integration costs (a)	$(12.8)	$(8.0)	$(0.14)
Net gain on sale of assets	$1.7	$1.3	$0.02
Refinancing and debt prepayment related expense	$(0.6)	$(0.4)	$(0.01)

Q1 2012
Impact of Edith River Bridge outage	$(5.0)	$(3.5)	$(0.08)
Net gain on sale of assets	$1.2	$0.8	$0.02

(a) Of the $12.8 million, approximately $4.3 million represents non-cash charges and $8.5 million represents cash charges.

Explanation of Significant Items

On January 2, 2013, the U.S. Short Line Tax Credit (which had previously expired on December 31, 2011) was extended for fiscal years 2012 and 2013. In the first quarter of 2013, G&W recorded a tax benefit of $45.0 million associated with the extension of the Short Line Tax Credit. The total tax credit impact during the first quarter of 2013 included $41.0 million for the retroactive fiscal year 2012 tax benefit. The full-year 2013 tax benefit is estimated to total approximately $25 million, of which $4.0 million was recognized in the first quarter.

Also in the first quarter of 2013, G&W incurred RailAmerica integration costs of $12.8 million, primarily associated with employee severance arrangements, and debt refinancing and prepayment-related expense of $0.6 million, primarily related to the amendment and refinancing of its $2.3 billion Senior Secured Syndicated Facility Agreement, and the associated repayment of its Canadian term loan.

In the first quarter of 2013, net gain on the sale of assets was $1.7 million, compared with $1.2 million in the first quarter of 2012. In the first quarter of 2012, G&W’s income from operations was reduced by approximately $5.0 million as a result of the Edith River Bridge outage.

Results from Continuing Operations

In the first quarter of 2013, G&W’s total operating revenues increased $167.8 million, or 80.9%, to $375.2 million, compared with $207.4 million in the first quarter of 2012. The increase included $154.4 million in revenues from new operations, partially offset by a $1.2 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar. Excluding the net impact from foreign currency depreciation, G&W's same railroad operating revenues, which exclude former RailAmerica railroads, increased $14.5 million, or 7.0%. Excluding a $1.3 million decrease from the net depreciation of foreign currencies relative to the U.S. dollar, the combined Company same railroad operating revenues increased $26.2 million, or 7.6%, to $368.4 million in the first quarter of 2013. (2)

G&W's same railroad freight revenues in the first quarter of 2013 were $161.9 million, compared with $144.6 million in the first quarter of 2012. Excluding $0.9 million from the impact of foreign currency depreciation, G&W’s same railroad freight revenues increased by $18.2 million, or 12.6%. Excluding $0.9 million from the impact of foreign currency depreciation, the combined Company same railroad freight revenues increased by $27.5 million, or 11%, to $276.9 million in the first quarter of 2013. (2)

G&W's traffic in the first quarter of 2013 was 450,304 carloads, an increase of 19,387 carloads, or 4.5%, compared with the combined G&W and RailAmerica (“Combined Company”) traffic in the first quarter of 2012. Excluding 8,836 total carloads from the Wellsboro & Corning Railroad, LLC, which RailAmerica acquired on April 9, 2012, Marquette Rail LLC, which RailAmerica acquired on May 1, 2012, and the Columbus & Chattahoochee Railroad, Inc., which G&W commenced operations on July 1, 2012, combined Company same-railroad traffic increased 10,551 carloads, or 2.4%, compared with the first quarter of 2012. The traffic increase was principally due to increases of 7,765 carloads of petroleum products traffic (primarily crude oil and liquid propane gases in G&W's Pacific, Canada, Mountain West and Southern regions), 4,950 carloads of metallic ores traffic (primarily iron ore in G&W's Australia Region) and 4,445 carloads of lumber & forest products traffic (primarily G&W's Pacific region), partially offset by a decrease of 5,093 carloads of metals traffic (primarily steel and scrap in G&W's Canada and Southern regions) and a decrease of 1,196 carloads of agricultural products traffic (primarily due to lower Canadian winter wheat traffic). All remaining traffic decreased by a net 320 carloads.

G&W’s same railroad non-freight revenues in the first quarter of 2013 were $58.8 million, compared with $62.9 million in the first quarter of 2012. Excluding a $0.3 million decrease from the net impact of foreign currency depreciation, G&W’s same railroad non-freight revenues decreased by $3.7 million, or 5.9%, primarily due to a $5.0 million decrease in third-party fuel sales resulting from G&W’s sale, partially offset by increased switching revenues in the United States. G&W sold its third-party fuel operation in South Australia in the third quarter of 2012. Excluding a $0.3 million decrease from the net impact of foreign currency depreciation and a $3.5 million decrease from the sale of our third-party fuel operations, combined Company same railroad non-freight revenues decreased by $1.3 million, or 1.4%, to $91.5 million in the first quarter of 2013. (2)

G&W's income from operations in the first quarter of 2013 was $76.2 million, compared with $41.3 million in the first quarter of 2012. G&W’s operating ratio in the first quarter of 2013 was 79.7%, compared with an operating ratio of 80.1% in the first quarter of 2012. Income from operations in the first quarter of 2013 included $12.8 million of RailAmerica integration costs, partially offset by a $1.7 million net gain on the sale of assets. In the first quarter of 2012, income from operations was negatively impacted by approximately $5.0 million due to the Edith River Bridge outage, partially offset by a $1.2 million gain on the sale of assets. Excluding these items, G&W’s adjusted income from operations increased $42.2 million to $87.3 million. G&W’s adjusted operating ratio improved 230 basis points to 76.7% in the first quarter of 2013, compared with 79.0% in the first quarter of 2012. (3)

Free Cash Flow from Continuing Operations (4)

	Three Months Ended
(in millions)	March 31,
	2013	2012
Net cash provided by operating activities	$63.4	$27.7
Net cash used in investing activities, excluding
new business investments	(19.6)	(16.5)
Net cash used for acquisitions (a)	5.5	0.8
Free cash flow before new business investments	49.4	12.0
New business investments	(12.0)	(24.5)
Free cash flow (4)	$37.4	$(12.5)

(a) The 2013 period included $5.5 million in cash paid for incremental expenses related to the integration of RailAmerica.

G&W’s free cash flow from continuing operations for the three months ended March 31, 2013 was $37.4 million. G&W’s free cash outflow from continuing operations for the three months ended March 31, 2012 was $12.5 million (3). The net use of cash flow from operations due to the repairs and other incremental costs associated with the Edith River derailment in Australia was approximately $3 million in the three months ended March 31, 2012.

Conference Call and Webcast Details

As previously announced, G&W's conference call to discuss financial results for the first quarter will be held on Wednesday, May 1, 2013, at 11:00 am EDT. The dial-in number for the teleconference in the U.S. is (877) 209-9922; outside the U.S. is (612) 332-1210, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors, by selecting "First Quarter Earnings Conference Call Webcast." Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors, until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1:00 p.m. EDT on May 1 by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 277534.

About G&W

G&W owns and operates short line and regional freight railroads in the United States, Australia, Canada, the Netherlands and Belgium. In addition, G&W operates the 1,400-mile Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 111 railroads organized in 11 regions, with nearly 15,000 miles of owned and leased track, 4,600 employees and over 2,000 customers. We provide rail service at 35 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "intends," "plans," "believes," "could," "should," "seeks," "expects," "estimates," "trends," "outlook," variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following risks applicable to all of our operations: risks related to the acquisition and integration of railroads; economic and competitive uncertainties and contingencies and third party approvals; economic, political and industry conditions (including employee strikes or work stoppages); customer demand and changes in our operations, retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with expenses associated with estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; exposure to the credit risk of customers and counterparties; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments or other substantial disruption of operations; susceptibility to the risks of doing business in foreign countries; our success integrating RailAmerica railroads into our operations and our ability to realize the expected synergies associated with the acquisition of RailAmerica; and others including but not limited to, those noted in our 2012 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1. Adjusted net income and adjusted diluted earnings per common share that exclude items described above are non-GAAP financial measures and are not intended to replace the net income and diluted earnings per common share calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net income and diluted earnings per common share calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

2. Combined Company revenues include both RailAmerica and G&W operating revenues for the first quarter 2012. Combined Company same railroad revenues exclude operating revenues from the Wellsboro & Corning Railroad, LLC and TransRail North America, which RailAmerica acquired on April 9, 2012, Marquette Rail LLC, which RailAmerica acquired on May 1, 2012, and the Columbus & Chattahoochee Railroad, Inc., which G&W commenced operations on July 1, 2012, as well as the revenues from our third party fuel sales business in South Australia that was sold in September 2012, and the net impact from foreign currency depreciation. The adjusted combined Company same railroad revenues that exclude the items described above is a non-GAAP financial measure and is not intended to replace same railroad operating revenues, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to operating revenues calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

3. Adjusted income from operations and adjusted operating ratios that exclude the items described above are non-GAAP financial measures and are not intended to replace income from operations and operating ratios calculated using total operating expenses and total revenues, calculated on a basis consistent with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to income from operations and operating ratios calculated using amounts determined in accordance with GAAP, is included in the tables attached to this press release.

4. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, its most directly comparable GAAP measure. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to net cash provided by operating activities, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012

OPERATING REVENUES	$375,208	$207,436

OPERATING EXPENSES	299,008	166,122
INCOME FROM OPERATIONS	76,200	41,314

INTEREST INCOME	1,043	867
INTEREST EXPENSE	(20,120)	(8,616)
OTHER INCOME, NET	682	984

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	57,805	34,549

BENEFIT FROM/(PROVISION FOR) INCOME TAXES	24,932	(12,305)

INCOME FROM CONTINUING OPERATIONS	82,737	22,244

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(9)	(3)

NET INCOME	82,728	22,241
LESS:NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	165	-
SERIES A-1 PREFERRED STOCK DIVIDEND	2,139	-
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$80,424	$22,241

BASIC EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC.
COMMON STOCKHOLDERS:
BASIC EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$1.57	$0.55
BASIC LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-
BASIC EARNINGS PER COMMON SHARE	$1.57	$0.55

WEIGHTED AVERAGE SHARES - BASIC	51,332	40,360

DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO GENESEE & WYOMING INC.
COMMON STOCKHOLDERS:
DILUTED EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS	$1.46	$0.52
DILUTED LOSS PER COMMON SHARE FROM DISCONTINUED OPERATIONS	-	-
DILUTED EARNINGS PER COMMON SHARE	$1.46	$0.52

WEIGHTED AVERAGE SHARES - DILUTED	56,496	43,081

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2013 AND DECEMBER 31, 2012
(in thousands)
(unaudited)

	March 31,	December 31,
ASSETS	2013	2012

CURRENT ASSETS:
Cash and cash equivalents	$29,336	$64,772
Accounts receivable, net	263,529	262,949
Materials and supplies	35,793	32,389
Prepaid expenses and other	35,680	33,586
Deferred income tax assets, net	64,046	71,556
Total current assets	428,384	465,252

PROPERTY AND EQUIPMENT, net	3,399,604	3,396,295
GOODWILL	637,006	634,953
INTANGIBLE ASSETS, net	662,664	670,206
DEFERRED INCOME TAX ASSETS, net	2,676	2,396
OTHER ASSETS, net	62,722	57,013
Total assets	$5,193,056	$5,226,115

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$86,384	$87,569
Accounts payable	215,810	232,121
Accrued expenses	92,613	93,971
Deferred income tax liabilities, net	1,771	3,083
Total current liabilities	396,578	416,744

LONG-TERM DEBT, less current portion	1,705,891	1,770,566
DEFERRED INCOME TAX LIABILITIES, net	823,765	862,734
DEFERRED ITEMS - grants from outside parties	230,038	228,579
OTHER LONG-TERM LIABILITIES	46,427	47,506
SERIES A-1 PREFERRED STOCK	-	399,524

TOTAL EQUITY	1,990,357	1,500,462
Total liabilities and equity	$5,193,056	$5,226,115

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$82,728	$22,241
Adjustments to reconcile net income to net cash provided
by operating activities:
Loss from discontinued operations, net of tax	9	3
Depreciation and amortization	34,223	17,633
Compensation cost related to equity awards	7,525	2,290
Excess tax benefits from share-based compensation	(4,252)	(1,746)
Deferred income taxes	(33,872)	9,977
Net gain on sale of assets	(1,707)	(1,230)
Insurance proceeds received	9,315	12,521
Changes in assets and liabilities which (used) provided cash, net of effect of acquisitions:
Accounts receivable, net	(10,274)	(2,526)
Materials and supplies	(3,404)	(1,418)
Prepaid expenses and other	(2,215)	(2,496)
Accounts payable and accrued expenses	(15,383)	(27,491)
Other assets and liabilities, net	747	(9)
Net cash provided by operating activities from continuing operations	63,440	27,749
Net cash used in operating activities from discontinued operations	(9)	(3)
Net cash provided by operating activities	63,431	27,746

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(37,908)	(50,318)
Grant proceeds from outside parties	4,355	8,437
Cash paid for acquisitions, net of cash acquired	-	(837)
Proceeds from disposition of property and equipment	2,011	1,626
Net cash used in investing activities from continuing operations	(31,542)	(41,092)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(139,475)	(56,461)
Proceeds from issuance of long-term debt	73,362	64,716
Debt amendment costs	(1,543)	-
Proceeds from employee stock purchases	5,722	6,210
Treasury stock purchases	(6,995)	(1,757)
Dividends paid on Series A-1 Preferred Stock	(2,139)	-
Excess tax benefits from share-based compensation	4,252	1,746
Net cash (used in) provided by financing activities from continuing operations	(66,816)	14,454

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(509)	361

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(34,436)	1,469
CASH AND CASH EQUIVALENTS, beginning of period	64,772	27,269
CASH AND CASH EQUIVALENTS, end of period	$29,336	$28,738

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2013		2012
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues:
Freight	$281,104	74.9%	$144,584	69.7%
Non-freight	94,104	25.1%	62,852	30.3%

Total revenues	$375,208	100.0%	$207,436	100.0%

Operating Expense Comparison:
Natural Classification
Labor and benefits	$109,306	29.1%	$65,757	31.7%
Equipment rents	18,708	5.0%	9,817	4.8%
Purchased services	28,996	7.8%	18,037	8.7%
Depreciation and amortization	34,223	9.1%	17,633	8.5%
Diesel fuel used in operations	39,185	10.4%	21,998	10.6%
Diesel fuel sold to third parties	258	0.1%	4,990	2.4%
Casualties and insurance	7,951	2.1%	5,547	2.7%
Materials	19,329	5.2%	6,107	2.9%
Net gain on sale of assets	(1,707)	(0.5%)	(1,230)	(0.6%)
Other expenses	29,992	8.0%	17,466	8.4%
RailAmerica integration costs	12,767	3.4%	-	0.0%

Total operating expenses	$299,008	79.7%	$166,122	80.1%

Functional Classification
Transportation	$113,334	30.2%	$68,164	32.9%
Maintenance of ways and structures	38,316	10.2%	21,293	10.3%
Maintenance of equipment	40,263	10.8%	22,701	10.9%
Diesel fuel sold to third parties	258	0.1%	4,990	2.4%
General and administrative	53,752	14.3%	32,571	15.7%
Construction costs	7,802	2.1%	-	0.0%
RailAmerica integration costs	12,767	3.4%	-	0.0%
Net gain on sale of assets	(1,707)	(0.5%)	(1,230)	(0.6%)
Depreciation and amortization	34,223	9.1%	17,633	8.5%

Total operating expenses	$299,008	79.7%	$166,122	80.1%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	North American & European
Three Months Ended March 31, 2013	Operations		Australian Operations		Total Operations
		% of Total		% of Total		% of Total
Revenues:	Amount	Revenues	Amount	Revenues	Amount	Revenues
Freight	$220,846	73.8%	$60,258	79.2%	$281,104	74.9%
Non-freight (excluding fuel sales)	78,249	26.2%	15,585	20.4%	93,834	25.0%
Fuel sales to third parties	-	0.0%	270	0.4%	270	0.1%
Total revenues	299,095	100.0%	76,113	100.0%	375,208	100.0%

Operating expenses
Labor and benefits	92,697	30.9%	16,609	21.8%	109,306	29.1%
Equipment rents	16,093	5.4%	2,615	3.5%	18,708	5.0%
Purchased services	16,706	5.6%	12,290	16.2%	28,996	7.8%
Depreciation and amortization	27,411	9.2%	6,812	8.9%	34,223	9.1%
Diesel fuel used in operations	31,608	10.6%	7,577	10.0%	39,185	10.4%
Diesel fuel sold to third parties	-	0.0%	258	0.3%	258	0.1%
Casualties and insurance	5,801	1.9%	2,150	2.8%	7,951	2.1%
Materials	18,769	6.3%	560	0.7%	19,329	5.2%
Net gain on sale of assets	(1,707)	(0.6%)	-	0.0%	(1,707)	(0.5%)
Other expenses	24,156	8.1%	5,836	7.7%	29,992	8.0%
RailAmerica integration costs	12,767	4.3%	-	0.0%	12,767	3.4%
Total operating expenses	244,301	81.7%	54,707	71.9%	299,008	79.7%

Income from Operations	$54,794		$21,406		$76,200

Carloads	394,971		55,333		450,304

Net expenditures for additions to property & equipment	$14,711		$18,842		$33,553

	North American & European
Three Months Ended March 31, 2012	Operations		Australian Operations		Total Operations
		% of Total		% of Total		% of Total
Revenues:	Amount	Revenues	Amount	Revenues	Amount	Revenues
Freight	$102,048	70.8%	$42,536	67.1%	$144,584	69.7%
Non-freight (excluding fuel sales)	42,025	29.2%	15,541	24.6%	57,566	27.8%
Fuel sales to third parties	-	0.0%	5,286	8.3%	5,286	2.5%
Total revenues	144,073	100.0%	63,363	100.0%	207,436	100.0%

Operating expenses
Labor and benefits	51,090	35.5%	14,667	23.0%	65,757	31.7%
Equipment rents	6,726	4.7%	3,091	4.9%	9,817	4.8%
Purchased services	6,265	4.3%	11,772	18.6%	18,037	8.7%
Depreciation and amortization	12,318	8.5%	5,315	8.4%	17,633	8.5%
Diesel fuel used in operations	15,209	10.6%	6,789	10.7%	21,998	10.6%
Diesel fuel sold to third parties	-	0.0%	4,990	7.9%	4,990	2.4%
Casualties and insurance	3,412	2.4%	2,135	3.4%	5,547	2.7%
Materials	5,884	4.1%	223	0.4%	6,107	2.9%
Net gain on sale of assets	(1,111)	(0.8%)	(119)	(0.2%)	(1,230)	(0.6%)
Other expenses	12,967	9.0%	4,499	7.1%	17,466	8.4%
Total operating expenses	112,760	78.3%	53,362	84.2%	166,122	80.1%

Income from Operations	$31,313		$10,001		$41,314

Carloads	174,256		47,922		222,178

Net expenditures for additions to property & equipment	$12,804		$29,077		$41,881

GENESEE & WYOMING INC. AND SUBSIDIARIES
RAILROAD FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(in thousands, except average revenues per carload)
(unaudited)

Three Months Ended March 31, 2013

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Agricultural Products	$23,856	47,769	$499	$11,170	15,672	$713	$35,026	63,441	$552
Metallic Ores **	4,038	5,074	796	23,241	9,738	2,387	27,279	14,812	1,842
Chemicals & Plastics	32,080	40,908	784	-	-	-	32,080	40,908	784
Metals	29,246	41,623	703	-	-	-	29,246	41,623	703
Pulp & Paper	26,461	40,778	649	-	-	-	26,461	40,778	649
Coal & Coke	26,492	75,560	351	-	-	-	26,492	75,560	351
Minerals & Stone	19,228	34,739	553	3,091	15,486	200	22,319	50,225	444
Intermodal*	192	1,801	107	22,253	14,375	1,548	22,445	16,176	1,388
Lumber & Forest Products	19,746	33,625	587	-	-	-	19,746	33,625	587
Petroleum Products	16,661	27,151	614	503	62	8,113	17,164	27,213	631
Food or Kindred Products	7,825	13,594	576	-	-	-	7,825	13,594	576
Waste	5,015	9,015	556	-	-	-	5,015	9,015	556
Autos & Auto Parts	5,854	7,956	736	-	-	-	5,854	7,956	736
Other	4,152	15,378	270	-	-	-	4,152	15,378	270

Totals	$220,846	$394,971	$559	$60,258	55,333	$1,089	$281,104	450,304	$624

* Represents intermodal units
** Includes carload and intermodal units

Three Months Ended March 31, 2012

	North American & European Operations			Australian Operations			Total Operations
	Freight		Average Revenues	Freight		Average Revenues	Freight		Average Revenues
Commodity Group	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload	Revenues	Carloads	Per Carload

Agricultural Products	$7,340	14,527	$505	$11,122	16,668	$667	$18,462	31,195	$592
Metallic Ores **	2,225	2,529	880	9,590	4,558	2,104	11,815	7,087	1,667
Chemicals & Plastics	14,356	17,758	808	-	-	-	14,356	17,758	808
Metals	16,712	26,604	628	-	-	-	16,712	26,604	628
Pulp & Paper	16,035	24,857	645	-	-	-	16,035	24,857	645
Coal & Coke	15,347	34,369	447	-	-	-	15,347	34,369	447
Minerals & Stone	8,659	16,396	528	2,472	13,836	179	11,131	30,232	368
Intermodal*	92	720	128	18,610	12,736	1,461	18,702	13,456	1,390
Lumber & Forest Products	7,819	15,827	494	-	-	-	7,819	15,827	494
Petroleum Products	5,895	6,348	929	742	124	5,984	6,637	6,472	1,025
Food or Kindred Products	1,090	2,413	452	-	-	-	1,090	2,413	452
Waste	2,909	5,117	568	-	-	-	2,909	5,117	568
Autos & Auto Parts	2,060	2,406	856	-	-	-	2,060	2,406	856
Other	1,509	4,385	344	-	-	-	1,509	4,385	344

Totals	$102,048	174,256	$586	$42,536	47,922	$888	$144,584	222,178	$651

* Represents intermodal units
** Includes carload and intermodal units

Reconciliation of non-GAAP Financial Measures

This earnings release contains references to adjusted net income, adjusted diluted earnings per common share, combined company same railroad operating revenues, adjusted income from operations, adjusted operating ratios and free cash flow, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, G&W has reconciled these non-GAAP financial measures to its most directly comparable U.S. GAAP measures.

G&W’s Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Management views Net Income and Diluted Earnings Per Common Share as important measures of G&W’s operating performance. Because management believes this information is useful for investors in assessing G&W’s financial results, the Net Income and Diluted Earnings Per Common Share for the three months ended March 31, 2013 used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Common Share, are presented excluding the RailAmerica integration costs, refinancing and debt prepayment related expenses, net gain on sale of assets, the retroactive fiscal year 2012 short line tax credit and the first quarter of 2013 short line tax credit. The Net Income and Diluted Earnings Per Share for the three months ended March 31, 2012 used to calculate Adjusted Net Income and Adjusted Diluted Earnings Per Share, are presented excluding net gain on sale of assets and the impact of the Edith River Bridge outage. The Adjusted Net Income and Adjusted Diluted Earnings Per Common Share excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Net Income and Diluted Earnings Per Common Share calculated using amounts in accordance with GAAP. Adjusted Net Income and Adjusted Diluted Earnings Per Common Share amounts may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of G&W’s Net Income and Diluted Earnings Per Common Share calculated using amounts determined in accordance with GAAP to the Adjusted Net Income and Adjusted Diluted Earnings Per Common Share described above (in millions, except per share amounts):

			Diluted
			Earnings/(Loss)
			Per Common
Three Months Ended March 31, 2013	Net Income	Diluted shares	Share Impact
As reported	$82.7	56.5	$1.46
Add back certain items, net of tax:
RailAmerica integration costs	8.0		0.14
Refinancing and debt prepayment related expenses	0.4		0.01
Net gain on sale of assets	(1.3)		(0.02)
Retroactive 2012 short line tax credit	(41.0)		(0.72)

Adjusted net income	$48.9		$0.87

Q1 impact of 2013 short line tax credit	4.0		0.7
Adjusted net income (excluding Q1 short line tax credit)	$44.9	56.5	$0.80

			Diluted
			Earnings/(Loss)
			Per Common
Three Months Ended March 31, 2012	Net Income	Diluted shares	Share Impact
As reported	$22.2	43.1	$0.52
Add back certain items, net of tax:
Net gain on sale of assets	(0.8)		(0.02)
Edith River Bridge outage	3.5		0.08

Adjusted net income	$25.0	43.1	$0.58

G&W’s Combined Company Same Railroad Revenues

Management views Operating Revenues as an important financial measure of G&W’s operating performance. Because management believes this information is useful for investors in assessing G&W’s financial results, compared with the same period in the prior year, the Operating Revenues for the three months ended March 31, 2013 used to calculate Combined Company Same Railroad Revenues are presented excluding operating revenues from the Wellsboro & Corning Railroad, LLC (WCOR) and TransRail North America, which RailAmerica acquired on April 9, 2012, Marquette Rail LLC (Marquette), which RailAmerica acquired on May 1, 2012, and the Columbus & Chattahoochee Railroad, Inc. (CCH), which G&W commenced operations on July 1, 2012, as well as the impact from the sale of our third party fuel sales business, which was sold in September 2012, and the impact from the net depreciation of the Australia and Canadian dollars and Euro relative to the United States dollar. The combined Company Revenues presented including these adjustments are not intended to represent, and should not be considered more meaningful than, or as an alternative to, Revenues calculated using amounts in accordance with GAAP. Combined Company Revenues may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of G&W's Operating Revenues to G&W's Combined Company Same Railroad Revenues ($ in millions):

Three Months Ended March 31, 2013	G&W As Reported	G&W New Operations (a)	RailAmerica New Operations (a)	Combined Company Same Railroad
Freight Revenues	$281.1	$(1.3)	$(2.9)	$276.9
Non-freight Revenues	94.1	(0.2)	(2.4)	91.5
Total Opearting Revenues	$375.2	$(1.5)	$(5.3)	$368.4

Three Months Ended March 31, 2012	G&W As Reported	RailAmerica As Reported	Eliminations/ Adjustments (b)	Combined Company
Freight Revenues	$144.6	$107.8	$(2.1)	$250.3
Non-Freight Revenues	62.9	35.6	(1.8)	96.7
Total Opearting Revenues	$207.4	$143.4	$(3.9)	$347.0

(a) G&W New Ops: CCH; RA New Ops: Marquette, WCOR, TransRail North America
(b) Includes the elimination of non-freight revenues earned during the three months ended March 31, 2012 by a subsidiary of RailAmerica for work performed for subsidiaries of G&W and reclassifications of certain revenues of RailAmerica to align with G&W's accounting policies.

	March 31,		Change
	2013	2012	$	%
Combined Company Operating Revenues	$ 375.2	$ 347.0	$ 28.2
New Operations (a)	(6.8)		(6.8)
Impact from the Sale of our Third Party Fuel Sales Business		(3.5)	3.5
FX		(1.3)	1.3
Adjusted Operating Revenues	$ 368.4	$ 342.2	$ 26.2	7.6%

	March 31,		Change
	2013	2012	$	%
Combined Company Freight Revenues	$ 281.1	$ 250.3	$ 30.8
New Operations (a)	(4.2)		(4.2)
FX		(0.9)	0.9
Adjusted Freight Revenues	$ 276.9	$ 249.4	$ 27.5	11.0%

	March 31,		Change
	2013	2012	$	%
Combined Company Non-Freight Revenues	$ 94.1	$ 96.7	$ (2.6)
New Operations (a)	(2.6)		(2.6)
Impact from the Sale of our Third Party Fuel Sales Business		(3.5)
FX		(0.3)	0.3
Adjusted Non-Freight Revenues	$ 91.5	$ 92.8	$ (1.3)	-1.4%

G&W’s Adjusted Income from Operations and Adjusted Operating Ratios Description and Discussion

Management views Income from Operations, calculated as Operating Revenues less Operating Expenses and Operating Ratios, calculated as Operating Expenses divided by Operating Revenues, as important measures of G&W’s operating performance. Because management believes this information is useful for investors in assessing G&W’s financial results compared with the same period in the prior year, the Income from Operations and Operating Ratios for the three months ended March 31, 2013 used to calculate Adjusted Income from Operations and Adjusted Operating Ratios, are presented excluding RailAmerica integration costs and net gain on sale of assets. The Income from Operations and Operating Ratios for the three months ended March 31, 2012, used to calculate Adjusted Income from Operations and Adjusted Operating Ratios, are presented excluding net gain on sale of assets and the impact of the Edith River Bridge outage. The Adjusted Income from Operations and Adjusted Operating Ratios presented excluding these effects are not intended to represent, and should not be considered more meaningful than, or as an alternative to, the Income from Operations and Operating Ratios calculated using amounts in accordance with GAAP. Adjusted Income from Operations and Operating Ratios may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of G&W’s Income from Operations and Operating Ratios calculated using amounts determined in accordance with GAAP to the Adjusted Income from Operations and Adjusted Operating Ratios described above (in millions):

	Three Months Ended
	March 31,
	2013	2012
Operating revenues	$375.2	$207.4
Operating expenses	299.0	166.1
Income from operations	$76.2	$41.3
Operating ratio	79.7%	80.1%

Operating revenues	$375.2	$207.4
Edith River Bridge outage	-	7.0
Adjusted operating revenues	$375.2	$214.4

Operating expenses	$299.0	$166.1
RailAmerica integration costs	(12.8)	-
Net gain on sale of assets	1.7	1.2
Edith River Bridge outage	-	2.0
Adjusted operating expenses	$287.9	$169.4

Adjusted income from operations	$87.3	$45.1
Adjusted operating ratio	76.7%	79.0%

G&W’s Free Cash Flow Description and Discussion

Management views Free Cash Flow as an important financial measure of how well G&W is managing its assets. Subject to the limitations discussed below, Free Cash Flow is a useful indicator of cash flow that may be available for discretionary use by G&W. Free Cash Flow is defined as Net Cash Provided by Operating Activities from Continuing Operations less Net Cash Used in Investing Activities from Continuing Operations, excluding net cash used for acquisitions. Key limitations of the Free Cash Flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free Cash Flow is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of cash flow determined in accordance with GAAP. Free Cash Flow may be different from similarly-titled non-GAAP financial measures used by other companies.

The following table sets forth a reconciliation of G&W's Net Cash Provided by Operating Activities from Continuing Operations to G&W's Free Cash Flow ($ in millions):

	Three Months Ended
	March 31,
	2013	2012
Net cash provided by operating activities from continuing operations	$63.4	$27.7
Net cash used in investing activities from continuing operations	(31.5)	(41.1)
Net cash used for acquisitions (a)	5.5	0.8
Free cash flow	$37.4	$(12.5)

(a) The 2013 period included $5.5 million in cash paid for incremental expenses related to the integration of RailAmerica.

CONTACT:
Genesee & Wyoming Inc.
Michael Williams of GWI Corporate Communications
1-203-202-8900
mwilliams@gwrr.com